                                                                     Exhibit 2.8

EARNOUT AGREEMENT, dated as of October 30, 1998, to the Stock Purchase Agreement, dated July 22, 1998 and the First Amendment to Stock Purchase Agreement, dated as of August 18, 1998 (the "Stock Purchase Agreement") by and between AvTel Communications, Inc., a Delaware corporation ("AvTel"), and Jeffrey Leventhal, Sarah Choi, Richard Reich, Matthew Blumenthal, Mark Sackstein, Neil Brenner, Andy Denton, Alliance Capital Investments Corp. ("Alliance Capital"), Leventhal Paget, LLC and Rosen & Tetelman.

1) Capitalized terms not otherwise defined herein are used herein as set forth in the Stock Purchase Agreement.

2) Jeffrey Leventhal, Sarah Choi, Richard Reich, Matthew Blumenthal, Neil Brenner and Andy Denton shall be defined herein as the "Employee Stockholders" and Mark Sackstein, Alliance Capital, Leventhal Paget, LLC and Rosen & Tetelman shall be defined herein as the "Non-Employee Stockholders".

3) At the Closing, AvTel will issue a total of 140,140 shares of AvTel Common Stock (the "ALTERNATE DELIVERED EARNOUT SHARES") to the following Stockholders:
Jeffrey P. Leventhal, Sarah Choi, Rich Reich, Matt Blumenthal, Mark Sackstein, Neil Brenner, Andy Denton, Alliance Capital, Leventhal Paget, LLC and Rosen & Tetelman. The number of Alternate Delivered Earnout Shares has been determined as if RLI had already met the requirements set forth in Section 1.2.2(b)(2), using $10.00 as the divisor for the Employee Shareholders and $7.00 as the divisor for the Non-Employee Shareholders. For purposes of calculating the number of Alternate Delivered Earnout Shares to be received by each such named Stockholder, the numbers shall be rounded to the nearest whole share as required to avoid issuance of fractional shares. The parties hereto agree that the Alternate Delivered Earnout Shares are delivered to such named Stockholders in full satisfaction of any and all obligations of AvTel to deliver Earnout Shares to such named Stockholders and such Shares shall not be refundable. Thus, the Alternate Delivered Earnout Shares will be delivered at Closing as follows:


Stockholder                     Alternate Delivered Earnout Shares
-----------                     ----------------------------------

Jeffrey Leventhal                         93,224
Sarah Choi                                 5,215
Richard Reich                              5,215
Matthew Blumenthal                         5,215
Alliance Capital                           8,241
Leventhal Paget                            8,851
Mark Sackstein                             7,450
Rosen & Tetelman                             533
Neil Brenner                               3,098
Andy Denton                                3,098



4) The Alternate Delivered Earnout Shares to be included in the definition of "Registrable Shares" under Section 5.2.2 (B) of the First Amendment to the Stock Purchase Agreement, dated as of August 18, 1998 (the "First Amendment") by and between AvTel, the Stockholders and RLI.

5) Except as amended hereby, the Stock Purchase Agreement shall continue unchanged and in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        AVTEL COMMUNICATIONS,INC.

                                        By: /S/ JAMES P. PISANI
                                            -------------------
                                                James P. Pisani
                                        Title:  President


                                        /S/ JEFFREY P. LEVENTHAL
                                        ------------------------
                                        Jeffrey P. Leventhal


                                        LEVENTHAL PAGET, LLC

                                        By:/S/ JEFFREY LEVENTHAL
                                        ------------------------
                                             Jeffrey Leventhal

/S/ SARAH CHOI                          /S/ MARK SACKSTEIN
--------------                          ------------------
Sarah Choi                              Mark Sackstein

/S/ RICHARD REICH                       /S/ NEIL BRENNER
-----------------                       ----------------
Richard Reich                           Neil Brenner

/S/MATTHEW BLUMENTHAL                   /S/ ANDY DENTON
---------------------                   ---------------
Matthew Blumenthal                      Andy Denton


                                        ALLIANCE CAPITAL INVESTMENTS CORP.

                                        By: /S/ STACIE GREENE
                                            -----------------
                                               Stacie Greene
                                        Title: President

                                        ROSEN & TETELMAN

                                        By: /S/ TED D. ROSEN
                                           ---------------------
                                           Ted D. Rosen, Partner